Exhibit 99.1

BK Technologies Names General Payne Chairman
– Retired Marine Corps Major General with Extensive Experience –

WEST MELBOURNE, FL / ACCESSWIRE / July 8, 2021 / BK Technologies Corporation (NYSE American: BKTI) today announced that board member Major General (Ret.) E. Gray Payne has been named Chairman of the Board of Directors. General Payne replaces John W. Struble who will remain a board member.

General Payne brings over forty years of leadership experience, both in the military and in the private sector. He has extensive experience in leadership roles as a Major General in the armed forces, a consultant to federal agencies and a senior operating executive. His Marine Corps experience includes eight commands ranging in size from the Company level to a Marine Logistics Group, consisting of over 9,600 Marines and Sailors. He also served as Commanding General of the Marine Logistics Command and as Director of Facilities and Services for the Marine Corps, responsible for 28 installations and an annual budget exceeding $5.5 billion. His personal awards include the Distinguished Service Medal, the Defense Superior Service Medal, Legion of Merit Medal, Meritorious Service Medal with two gold stars, and the Navy and Marine Corps Commendation Medal with gold star.

General Payne’s private sector experience includes eighteen years as a management consultant working with over two hundred clients in the areas of financial management, operational improvement, organizational development, strategic planning, and mergers and acquisitions. Leadership positions held include CEO, COO and CFO of several companies with annual revenue as large as $100 million.

General Payne was appointed to the BK Technologies board of directors in January 2017 and has extensive board experience. He currently serves on the Board of Directors of the National Wildlife Refuge Associations and VetCV, a platform to help veterans transition from active duty, manage their career, and organize important military service, home and medical documents. A member of the National Association of Corporate Directors and a Certified Professional Director by the American College of Corporate Directors, he previously served as the Chairman of the Board of Governors of the Marine Corps Association and the Chairman of the Board of Directors of the Marine Corps Association Foundation. General Payne is also on the Board of FG Financial Group (Nasdaq: FGF), a publicly traded reinsurance and investment management holding company.

General Payne commented, “BK Technologies is preparing to enter an exciting growth phase for the company. It is encouraging to see significant marketplace interest in our existing portable communications technologies, like the BK 5000, as well as growing interest around the upcoming launch of our next generation BK 9000. Our technology offers reliable and exceptional communications capabilities to assist public safety as well as military exercises in any location, including the most remote terrain. I look forward to continuing to leverage my military, consulting, and operational expertise to help drive long term value for shareholders.”

About BK Technologies

BK Technologies Corporation manufactures high-specification, American-made communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies is honored to serve these heroes with reliable equipment when every moment counts. The Company's common stock trades on the NYSE American market under the symbol "BKTI". Maintaining its headquarters in West Melbourne, Florida, BK Technologies can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company's operations, economic performance and financial condition and are based largely on the Company's beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks, some of which have been, and may further be, exacerbated by the COVID-19 pandemic, include, among others, the following: changes or advances in technology; the success of our land mobile radio product line; successful introduction of new products and technologies, including our ability to successfully develop and sell our anticipated new multiband product and other related products in the planned new BKR Series product line; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, and the ongoing effects of the COVID-19 pandemic; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of the COVID-19 pandemic on the companies in which the Company holds investments; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments' trade and tariff policies, as well as any further impact resulting from the COVID-19 pandemic; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results and stock price; acts of war or terrorism, natural disasters and other catastrophic events, such as the COVID-19 pandemic; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; risks related to being a holding company; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in the Company's subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Company Contact:

IMS Investor Relations
John Nesbett/Jennifer Belodeau
bktechnologies@imsinvestorrelations.com
(203) 972-9200